Exhibit 10.49

LOCKUP AGREEMENT

This LOCKUP AGREEMENT (the “Agreement”) is made as of the date set forth on the signature page of this Agreement by __________________________ (“Holder”), maintaining an address as set forth on the signature page hereto, in connection with its ownership of shares of China Oumei Real Estate Inc., a Cayman Islands company (the “Company”). Capital terms used and not otherwise defined herein shall have the respective meanings set for in the Subscription Agreement, dated as of April 14, 2010, among the Company and the subscribers listed on the Schedule of Subscribers attached as Annex A thereto (the “Subscribers”).

NOW THEREFORE, for good and valuable consideration, the sufficiency and receipt of which consideration are hereby acknowledged, Holder agrees as follows:

Section 1. Background.

(a) The Company has issued to the Subscribers, on a “best efforts” basis, investment units (“Units”), each Unit consisting of (i) one (1) of the Company’s 6% Convertible Preference Shares, par value $0.002112 per share, convertible into one (1) of the Company’s ordinary shares, par value $0.002112 per share (the “Ordinary Shares”) and (ii) one (1) warrant to purchase one-half of one Ordinary Share, at a per share exercise price of $6.00 (or two half-shares for $3.00 each), for aggregate gross proceeds of a minimum of $15,000,000 (or a lower amount at the discretion of the Company and the Placement Agent) and up to a maximum of $20,000,000 (the “Private Offering”), in reliance upon an exemption from securities registration afforded by Regulation D and/or Regulation S as promulgated under the Securities Act of 1933, as amended (the “Securities Act”) and Section 4(2) of the Securities Act;

(b) As a condition to the public offering of the Company’s Ordinary Shares registered pursuant to the Registration Statement on Form S-1 (the “Registration Statement”) of the Company (File No. 333-166658) (the “Public Offering”) and as an inducement to the potential investors in the Public Offering, Holder understands that the Company has agreed to obtain from each Subscriber in the Private Offering an agreement to refrain from offers or sales of certain securities, as described below.

Section 2. Sale Restriction.

(a) Holder hereby agrees that during the Restriction Period, the Holder will not (a) offer, pledge, sell, offer to sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend or otherwise transfer or dispose of any of the Ordinary Shares or any securities convertible into, or exercisable or exchangeable for, Ordinary Shares, or (ii) enter into any swap or other agreement that transfers, in whole or in part, any of the economic consequences of ownership of the Ordinary Shares or such other securities convertible into, or exercisable or exchangeable for, Ordinary Shares (whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of Ordinary Shares or such other securities, in cash or otherwise), in each case, beneficially owned (within the meaning of Rule 13d-3 under the Securities Exchange Act of 1934, as amended) or otherwise controlled by the undersigned on the date hereof or hereafter acquired or otherwise controlled, for a period beginning from the date hereof and continuing to and including the date ninety (90) days after the date of the prospectus included in the Registration Statement with regard to the Public Offering (the “Restriction Period”).  For the avoidance of doubt, the Holder’s exercise of a stock option or warrant issued or granted by the Company outstanding on the date hereof shall not be subject to this Agreement; provided, however, that any Ordinary Shares received upon the exercise of any such option or warrant will also be subject to this Agreement.  Holder further agrees that the Company is authorized to and the Company agrees to place “stop orders” on its books to prevent any transfer of any such Ordinary Shares or other securities held by Holder in violation of this Agreement.  The Company agrees not to allow to occur any transaction inconsistent with this Agreement.

(b) Notwithstanding the foregoing restrictions on transfer, in the event the Holder is an individual, the Holder may, at any time and from time to time during the Restriction Period, transfer Ordinary Shares (i) as bona fide gifts or transfers by will or intestacy, (ii) to any trust for the direct or indirect benefit of the undersigned or the immediate family of the Holder, provided that any such transfer shall not involve a disposition for value, (iii) any other Person that directly or indirectly, whether through one or more intermediaries or otherwise, controls or is controlled by or is under common control with the Holder; provided, that, in the case of any gift or transfer described in clauses (i), (ii) or (iii), each donee or transferee agrees in writing to be bound by the terms and conditions contained herein in the same manner as such terms and conditions apply to the undersigned. For purposes hereof, “immediate family” means any relationship by blood, marriage or adoption, not more remote than first cousin and “control” (including with correlative meanings “controlled by” and “under common control with”) of a Person means the power, direct or indirect, to direct or cause the direction of the management and policies of such Person, whether through ownership of voting securities, by contract or otherwise.  For purposes hereof, the Holder shall be deemed to control any of his or her immediate family members.

(c) Notwithstanding the foregoing, if (i) during the last 17 days of the Restriction Period, the Company issues an earnings release or material news or a material event occurs or (ii) before the expiration of the Restriction Period, the Company announces that it will release earnings results or become aware that material news or a material event will occur during the 16-day period beginning on the last day of the Restriction Period, the lock-up restrictions will continue to apply until the expiration of the 18-day period beginning on the issuance of the earnings release or the occurrence of the material news or material event.

Section 3. Miscellaneous.

(a) At any time, and from time to time, after the signing of this Agreement Holder will execute such additional instruments and take such action as may be reasonably requested by the Company to carry out the intent and purposes of this Agreement.

(b) This Agreement represents the entire agreement of the parties hereto with respect to the matters contemplated hereby, and there are no written or oral representations, warranties, understandings or agreements with respect hereto except as expressly set forth herein.

(c) No provision of this Agreement may be waived, modified, supplemented or amended except in a written instrument signed, in the case of an amendment, by the Holder and the Company or, in the case of a waiver, by the party against whom enforcement of any such waived provision is sought.  No waiver of any default with respect to any provision, condition or requirement of this Agreement shall be deemed to be a continuing waiver in the future or a waiver of any subsequent default or a waiver of any other provision, condition or requirement hereof, nor shall any delay or omission of any party to exercise any right hereunder in any manner impair the exercise of any such right.

(d) The headings herein are for convenience only, do not constitute a part of this Agreement and shall not be deemed to limit or affect any of the provisions hereof.

(e) All questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by and construed and enforced in accordance with the internal laws of the State of New York, without regard to the principles of conflicts of law thereof.  Each party agrees that all legal proceedings concerning the interpretations, enforcement and defense of the transactions contemplated by this Agreement (whether brought against a party hereto or its respective affiliates, directors, officers, shareholders, employees or agents) shall be commenced exclusively in the state and federal courts sitting in the City of New York.  Each party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in the City of New York, borough of Manhattan for the adjudication of any dispute hereunder, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is improper or is an inconvenient venue for such proceeding.  Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof.  Nothing contained herein shall be deemed to limit in any way any right to serve process in any other manner permitted by law.  Holder irrevocably appoints the Company its true and lawful agent for service of process upon whom all processes of law and notices may be served and given in the manner described above; and such service and notice shall be deemed valid personal service and notice upon Holder with the same force and validity as if served upon Holder.

(f) The restrictions on transfer described in this Agreement are in addition to and cumulative with any other restrictions on transfer otherwise agreed to by the Holder or to which the Holder is subject to by applicable law.

(g) This Agreement shall be binding upon Holder, its legal representatives, successors and permitted assigns.  Other than as set forth herein, the Holder may not assign this Agreement or any rights or obligations hereunder without the prior written consent of the Company.  This Agreement shall lapse and become null and void if the Company elects not to proceed with the Public Offering.

(h) If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, illegal, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions set forth herein shall remain in full force and effect and shall in no way be affected, impaired or invalidated, and the parties hereto shall use their commercially reasonable efforts to find and employ an alternative means to achieve the same or substantially the same result as that contemplated by such term, provision, covenant or restriction. It is hereby stipulated and declared to be the intention of the parties that they would have executed the remaining terms, provisions, covenants and restrictions without including any of such that may be hereafter declared invalid, illegal, void or unenforceable.

(i) This Agreement may be executed in two or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party, it being understood that both parties need not sign the same counterpart.  In the event that any signature is delivered by facsimile transmission or by e-mail delivery of a “.pdf” format data file, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile or “.pdf” signature page were an original thereof.

(Signature Page Follows)

IN WITNESS WHEREOF, and intending to be legally bound hereby, Holder has executed this Agreement as of the _____ day of ______________, 2011.

HOLDER:

(Signature of Holder)

(Print Name of Holder)

(Address of Holder)

Amount of Ordinary Shares Beneficially Owned

COMPANY: CHINA OUMEI REAL ESTATE INC.

By:
Name:
Title:

[Signature Page to Lock-Up Agreement]